Exhibit (h)(a)(29)

Amendment and Novation

Reference is made to the Transfer Agency and Service Agreement (“Agreement”) between Pacific Select Fund (“PSF”) and State Street Bank and Trust Company (“State Street”), made effective the 1st day of May, 2011, as amended to date.

WHEREAS, PSF is currently organized as a Massachusetts business trust;

WHEREAS, PSF will reorganize (“Reorganization”) as a Delaware statutory trust effective on or about June 30, 2016 pursuant to an Agreement and Plan of Reorganization for a Change of Domicile (“Plan”), subject to shareholder approval and satisfaction of all other necessary conditions precedent, as specified in the Plan;

WHEREAS, upon the effective date of the Reorganization all of the assets and liabilities of each PSF series (each an “Acquired Fund”) will be transferred to its corresponding series of a newly organized Delaware statutory trust identified on Schedule A hereto (each an “Acquiring Fund”), also named Pacific Select Fund, which will succeed to all of the rights, duties and obligations of its PSF predecessor Massachusetts business trust; and

WHEREAS, the parties to the Agreement wish to continue the Agreement, following the Reorganization, in its current form except as amended below, and substituting Pacific Select Fund (the Delaware statutory trust) for PSF (the Massachusetts business trust);

NOW, THEREFORE, in consideration of the mutual agreements and premises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows, effective as of closing of the Reorganization on or about June 30, 2016:

1.

Any and all references in the Agreement to PSF as a “Massachusetts business trust,” including any organizational documents on file in the Commonwealth of Massachusetts, are hereby deleted and replaced to reflect that Pacific Select Fund is a “Delaware statutory trust” with organization documents on file in the state of Delaware.

2.	PSF assigns all of its rights, duties, liabilities and obligations under the Agreement to Pacific Select Fund, a Delaware Statutory Trust.

3.	Pacific Select Fund, a Delaware statutory trust, assumes all rights, duties, liabilities and obligations of PSF under the Agreement.

4.	State Street agrees to the above assignments and assumptions.

5.	All other terms and conditions set forth in the Agreement are hereby confirmed and remain in full force and effect.

IN WITNESS WHEREOF, each of the parties listed below have caused this Amendment and Novation to be executed by their respective officers.

Acknowledged And Agreed To By:

Pacific Select Fund, a Massachusetts business trust

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Senior Vice President		Title: VP & Assistant Secretary

Pacific Select Fund, a Delaware statutory trust

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Senior Vice President		Title: VP & Assistant Secretary

State Street Bank and Trust Company

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

State Street: General

Schedule A – Services Agreement

List of Portfolios

As of June 30, 2016

Fund	Class of Shares
ABSOLUTE RETURN PORTFOLIO	P
AMERICAN FUNDS - GROWTH-INCOME	P
AMERICAN FUNDS - GROWTH	P
COMSTOCK	P
CORE INCOME	P
CURRENCY STRATEGIES	P
DFA BALANCED ALLOCATION PORTFOLIO	P
DIVERSIFIED BOND	P
DIVIDEND GROWTH	P
EMERGING MARKETS	P
EQUITY INDEX	P
EQUITY LONG SHORT	P
EMERGING MARKET DEBT	P
FLOATING RATE LOAN	P
FLOATING RATE INCOME	P
FOCUSED GROWTH	P
GLOBAL ABSOLUTE RETURN	P
GROWTH	P
HEALTH SCIENCES	P
HIGH YIELD BOND	P
INFLATION MANAGED	P
INFLATION STRATEGY	P
INTERNATIONAL LARGE-CAP	P
INTERNATIONAL SMALL CAP	P
INTERNATIONAL VALUE	P
LONG/SHORT LARGE-CAP (both sub accounts maintained by State Street)	P
LARGE CAP GROWTH	P
LARGE-CAP VALUE	P
MAIN STREET CORE	P
MANAGED BOND	P
MID-CAP EQUITY	P
MID-CAP GROWTH	P
MID-CAP VALUE	P
PD AGGREGATE BOND INDEX	P
PD EMERGING MARKETS	P
PD HIGH YIELD BOND MARKET	P
PD INTERNATIONAL LARGE-CAP	P
PD LARGE-CAP GROWTH INDEX	P
PD LARGE-CAP VALUE INDEX	P
PD SMALL-CAP GROWTH INDEX	P
PD SMALL-CAP VALUE INDEX	P
PRECIOUS METALS	P

State Street: General

REAL ESTATE	P
SHORT DURATION BOND	P
SMALL CAP EQUITY (both sub accounts maintained by State Street)	P
SMALL CAP GROWTH	P
SMALL-CAP INDEX	P
SMALL-CAP VALUE	P
TECHNOLOGY	P
VALUE ADVANTAGE	P

State Street: General